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                                                                   EXHIBIT 10.15

             AMENDMENT TO REVOLVING LINE OF CREDIT PROMISSORY NOTE

         THIS AGREEMENT is made as of the 21st day of June 2002 by and between Vestin Group, Inc., a Delaware corporation, doing business in Nevada as Sunderland of Nevada (Borrower"), and Silver State Bank, a State-Chartered Bank ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrower executed and delivered its Promissory Note dated June 16, 2000 in the original principal amount of $3,000,000.00, bearing interest at a rate of Prime plus one percent (1%) and due and payable in full on June 16, 2001 and subsequently extended to June 15, 2002 and increased to $4,000,000.00 (the "Note"). The note is secured by certain collateral assignments of promissory notes and deeds of trust.

         WHEREAS, there is presently due on account of the Note the principal sum of $0 with interest paid to June 1, 2002; and

         WHEREAS, it is appropriate to modify the terms of the Note.

         NOW, THEREFORE, for valuable consideration, Borrower and Lender agree as follows:

         1.       The maturity date shall be extended to June 15, 2003.

         2. The face amount of the note is hereby increased from $4,000,000.00 to $5,000,000.00 as the result of an increase in availability under the Loan evidenced by the Note in the amount of $1,000,000.00 (the "Increased loan amount").

         3. An extension fee of $50,000.00 is due as a part of this extension.

         4. Except as hereby amended, the Note remains in full force and effect,

IN WITNESS WHEREOF, the parties have executed this Amendment to Note as of the date first above written.

                                         Vestin Group, Inc., a Delaware
                                         corporation (formerly known as
                                         Sunderland Corporation, a Delaware
                                         corporation, doing business in
                                         Nevada as Sunderland of Nevada)

                                         By: /s/ Stephen Byrne
                                            -----------------------
                                                 Stephen Byrne
                                                 COO

                                         Silver State Bank, a
                                         State-Chartered Bank

                                         By:_____________________
                                                 Douglas E. French
                                                 Its: Exec. Vice President
                                                 "Lender"